EXHIBIT 99




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8229 Boone Boulevard, Suite 802                                 COMPANY CONTACT:
Vienna, VA  22182.  USA                                           Gavin de Windt
Telephone (703) 506-9460                                     CEL-SCI Corporation
www.cel-sci.com                                                   (703) 506-9460

          CEL-SCI ANNOUNCES CHANGE TO THE DATE OF ITS ANNUAL MEETING

Vienna, VA, Friday, May 12, 2017 - CEL-SCI Corporation (NYSE MKT: CVM) today announced it has changed the date for its annual meeting from June 9, 2017 to June 12, 2017.

The Company's annual meeting is now scheduled for Monday, June 12, 2017 at 10:30 a.m. local time. The meeting will be held at 4820-C Seton Drive, Baltimore, MD 21215. No changes have been made to the record date or the proposals to be brought before the annual meeting, which are presented in the Proxy Statement that the Company filed with the Securities and Exchange Commission (SEC) on April 27, 2017. Stockholders who have already submitted a proxy or voting instructions do not need to take any further action.

The Company's Proxy Statement and Annual Report filed by the Company with the SEC are available on the SEC's website at http://www.sec.gov.

About CEL-SCI Corporation

CEL-SCI's work is focused on finding the best way to activate the immune system to fight cancer and infectious diseases. The Company has operations in Vienna, Virginia, and in/near Baltimore, Maryland.